EXHIBIT 5

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                              December 12, 2000

Board of Directors
Newtek Capital, Inc.
845 Third Avenue, 8th Floor
New York, NY 10022

     Re: The Newtek Capital, Inc 2000 Stock Incentive and Deferred Compensation Plan Registration Statement on Form S-8
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Dear Sirs:

     We have acted as special counsel to Newtek Capital, Inc., a New York corporation (the "Company"), in connection with The Newtek Capital, Inc. 2000 Stock Incentive and Deferred Compensation Plan (the "Plan").

     We have examined such documents, records and matters of law as we have deemed necessary for purposes of this opinion and based thereon, we are of the opinion that the 2,250,000 shares of common stock of the Company, when issued pursuant to and in accordance with the terms of the Plan, will be legally issued, fully paid, and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Company's Registration Statement on Form S-8 and to reference to our firm under the caption "Legal Opinion" in the Prospectus to be sent or given to participants in the Plan.

                                            Very truly yours,



                                            /s/ KUTAK ROCK LLP